                                                                                  Exhibit 10.2

CONSENT TO ASSIGNMENT AND ASSUMPTION OF LEASE

This Consent to Assignment and Assumption of Lease (“Consent”) dated as of March 11, 2005, is made by and among FIFTH AVENUE 58/59 ACQUISITION CO. L.P. (“Landlord”), a Delaware limited partnership, having an address at c/o Macklowe Management Co., Inc., 142 West 57th Street, New York, New York 10019, ACTIVATED COMMUNICATIONS, INC. (“Assignor”), a Delaware corporation, having an address at 767 Fifth Avenue, New York, New York 10019, and SOUTHERN UNION COMPANY (“Assignee”), a Delaware corporation, having an address at One PEI Center, Wilkes-Barre, PA 18711.

WHEREAS, by Agreement of Lease (the “Original Lease”) dated as of August 28, 2001 between Trump 767 Fifth Avenue, LLC (“Trump”) (Landlord’s predecessor-in-interest), as landlord, and Assignor, as tenant, Trump did demise and let to Assignor, and Assignor did hire and take from Trump, a portion of the fiftieth (50th) floor in the building known as 767 Fifth Avenue, New York, New York (the “Building”), said premises being known as Unit 50D, as more particularly described in the Original Lease (the “Demised Premises”); and

WHEREAS, by Lease Assignment and Assumption dated September 30, 2004 (“Assignment and Assumption”), Assignor assigned the Lease to Assignee. The Original Lease, as amended by this Consent, is hereinafter referred to as the “Lease”; and

WHEREAS, by this Consent, Tenant has requested Landlord’s consent to the Assignment and Assumption; and

WHEREAS, Landlord is willing to execute the Consent, subject to all of the terms and provisions herein contained.

ACCORDINGLY, in consideration of the mutual covenants herein contained, the parties agree as follows:

1.  Landlord hereby consents to the assignment of the Lease by Assignor to Assignee pursuant to the Assignment and Assumption annexed hereto as Exhibit A, but subject to the terms and provisions of this Consent.

2.  Assignor and Assignee acknowledge and agree that the Lease expiration date is June 30, 2014.

3.  This consent shall not be deemed a consent to the alteration of the Demised Premises, to the subletting of all or any portion of the Demised Premises, or to the further assignment of the Lease. Pursuant to the Lease, Landlord’s consent in writing must be obtained prior to any further assignment of the Lease and prior to any alteration or subletting of the Demised Premises.

4.  Assignee hereby assumes all of the obligations of Assignor arising under the Lease from and after the Commencement Date of the Lease and agrees to be bound by and to perform all of the terms, covenants, agreements, provisions, and conditions of the Lease on Assignor’s part to be performed or observed from and after the Commencement Date of the Lease.

5.  This Consent, the occupancy of the Demised Premises by Assignee, the assumption of Assignor’s obligations by Assignee, and the acceptance of rent by Landlord from Assignee shall not be deemed to be a waiver or release of any of the obligations of Assignor under the Lease.

6.  The liability of Assignor under the Lease, and the due performance by Assignor of the obligations on its part to be performed under the Lease, shall not be discharged, released or impaired in any respect by an agreement or stipulation made by Landlord or any grantee or assignee of Landlord, by way of mortgage or otherwise, extending the time of, or modifying or amending any of the obligations contained in the Lease, or by any waiver or failure of Landlord to enforce any of the obligations on Assignor’s part to be performed under the Lease. If any such agreement or modification operates to increase the obligations of Assignee, or any of its successors or permitted assigns, under the Lease, the liability of Assignor or any of its successors in interest (unless such party shall have expressly consented in writing to such agreement or modification) shall continue to be no greater than if such agreement or modification had not been made. To charge Assignor and its successors in interest, no demand or notice of any default shall be required. Assignor for itself and each of its successors in interest hereby expressly waive any such demand or notice.

7.  Assignor represents that, as of the date hereof, all of the obligations of Landlord under the Lease have been complied with and performed by Landlord and any payments required to be made by Landlord to Assignor under the Lease have been made.

8.  Assignee and Assignor each represents and warrants to Landlord that (a) the information supplied to Landlord by each of Assignee and Assignor in connection with obtaining this Consent (including, but not limited to, all summaries, financial statements, notices, and other documents) is true and complete; (b) no consideration has been or will be paid by Assignee for or in connection with the assignment of the Lease or the sale of any furniture, furnishings, fixtures, or improvements in the Demised Premises that has not been disclosed in the Assignment and Assumption; and (c) Exhibit A is a complete and correct copy of the Assignment and Assumption and that there are no other agreements between them relating to the Assignment and Assumption, or the use or occupancy of the Demised Premises or the furniture, furnishings fixtures, or improvements therein. The representations and warranties contained in this paragraph shall be deemed incorporated in the Lease and the inaccuracy of any of such representations and warranties shall constitute a default under the Lease entitling Landlord to exercise any or all of the remedies for default provided in the Lease or otherwise available at law or in equity, provided, however, that each of Assignor and Assignee shall be responsible only for its own misstatements under clause (a) above.

9.  Any notice, demand, consent, approval, disapproval, or statement (collectively, “Notices”) given under the Lease or under this Consent shall be given in accordance with the terms of Article 31 of the Lease, except that such Notices, if given to Landlord, shall be addressed to Landlord c/o Macklowe Management Co., Inc., Attn.: William S. Macklowe, 142 West 57th Street, New York, New York 10019 with a copy to Macklowe Management Co., Inc., Attn.: Jason Grebin, Esq., 142 West 57th Street, New York, New York 10019, and if given to Assignor, shall be addressed to Assignor only at its address first above set forth in this Consent and, if given to Assignee, shall be addressed to Assignee at its address first set forth in this Consent. Landlord, Assignor and Assignee each may designate a different address for Notices to it in a Notice given to the other parties under this Paragraph. This Consent shall not be effective until executed by each of Landlord, Assignee and Assignor.

10.  This Consent shall be governed and construed in accordance with New York Law without regard to conflicts of law rules.

11.  Landlord and Assignor confirm to Assignee that the Lease is in full force and effect. Neither Landlord, Assignor nor Assignee is aware of any existing default by the other under the Lease, nor of any event that would, after notice and/or the passage of time, constitute a default by the other.

12.  Assignor covenants to deliver to Landlord, contemporaneously with the delivery of this Consent to Landlord, a check, subject to collection, made payable to the order of Landlord, in the sum of $2,500.00, representing legal fees incurred by Landlord in connection with the granting of this Consent. At Landlord's option, the validity and enforceability of this Consent is expressly conditioned upon Assignor delivering said check and the collection thereof.

IN WITNESS WHEREOF, this Consent has been executed as of the day and year first above written.

FIFTH AVENUE 58/59 ACQUISITION CO. L.P.
                                By: Fifth Avenue 58/59 Acquisition Co. GP Corp.

By:	/s/ William S. Macklowe
William S. Macklowe, Vice President

                                ACTIVATED COMMUNICATIONS, INC., Assignor

By:	/s/ M. Schiehle
Name:	M. Schiehle
Date:	March 11, 2005

                                SOUTHERN UNION COMPANY, Assignee

By:	/s/ George L. Lindemann
Name:	George L. Lindemann
Date:	March 11, 2005